EXHIBIT 10.26

CONFIDENTIAL TREATMENT REQUESTED

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  REDACTED MATERIAL IS MARKED WITH A [****] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. ONE

TO

AMENDED AND RESTATED PRIVATE LABEL CREDIT CARD PLAN AGREEMENT

BETWEEN

WORLD FINANCIAL NETWORK BANK

AND

STAGE STORES, INC.

SPECIALTY RETAILERS INC.

            THIS AMENDMENT NO. ONE ("Amendment No. 1") to that certain Amended and Restated Private Label Credit Card Plan Agreement entered into as of the 8th day of August, 2012 and effective as of the 1st day of August, 2012 ("Agreement") between STAGE STORES, INC. ("SSI") and SPECIALTY RETAILERS, INC. ("SRI") (with SSI and SRI hereinafter collectively referred to as "Stage") and  COMENITY BANK (formerly known as WORLD FINANCIAL NETWORK BANK) ("Bank"), is entered into by and between Bank and SSI and will be effective as of February 1, 2013 ("Amendment No. 1 Effective Date").

            WHEREAS, Stage and Bank previously entered into the Agreement pursuant to which, among other things, Stage requested Bank to, and Bank agreed to, extend credit to qualifying individuals in the form of private label open-ended credit card accounts for the purchase of Goods and/or Services from Stage through its Sales Channels and to issue Credit Cards to qualifying individuals under the Stage Nameplates.

            WHEREAS, SSI and Bank wish to make various amendments to the Agreement as further set forth herein.

            NOW THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, SSI and Bank agree as follows:

1.         Definitions. Capitalized terms not otherwise defined in this Amendment No. 1 are used herein as defined in the Agreement.

2.         Monthly Net Portfolio Yield Changes.

(a) As of the Amendment No. 1 Effective Date, the term "Ancillary Income" as that term is defined in Section (D) of Schedule 6.1 to the Agreement shall mean (i)(A) all amounts charged to a Cardholder with respect to the use of an Account or Card for Protection Programs and Bank Enhancement Marketing Services minus (B) only with respect to Protection Programs and Bank Enhancement Marketing Services offered indirectly by Bank through a third-party vendor, amounts retained by the third-party vendor and/or paid to the third-party vendor by Bank; plus (B) all amounts collected by Bank from third-parties (other than Cardholders) with regard to Bank Enhancement Marketing Services.  Ancillary Income excludes amounts charged to a Cardholder for Purchases, amounts charged to a Cardholder for Stage Recurring Billing Programs, and any Cardholder Fees.  For clarity, the Protection Programs identified on Schedule 3.11(a) of the Agreement are Protection Programs offered directly by the Bank and not through a third-party vendor and accordingly, the Ancillary Income from such Protection Programs shall be calculated under subclause (i)(A) of the definition of Ancillary Income without reduction pursuant to subclause (i)(B) of the definition of Ancillary Income.

(b)        As of the Amendment No. 1 Effective Date, the term "Cardholder Fees" as that term is defined in Section (D) of Schedule 6.1 to the Agreement shall mean all fees and charges assessed by Bank to a Cardholder with respect to an Account or a Credit Card other than those charged for Protection Programs, Bank Enhancement Marketing Services, and pay-by-phone fees. Thus, by way of example, Cardholder Fees includes late fees, NSF fees, document fees and internet payment fees.  For clarity, Cardholder Fees does not include amounts charged to a Cardholder for Purchases or amounts charged to Cardholder for  Stage Recurring Billing Programs.   By way of clarity, other than pay-by-phone fees, those fees and charges assessed by Bank to Cardholders are not excluded from the definition of Cardholder Fees or Ancillary Income because, for internal accounting purposes, Bank accounts for them as off-sets to expenses.

(c)        For clarity and without limitation of the provisions of the Agreement related to changes or additions to fees, charges or Bank cross-selling to Cardholders, Bank acknowledges and agrees that it does not, and unless otherwise agreed in writing by SSI, shall not collect revenue from the use of an Account or Card that is not included in Plan revenue as calculated pursuant to Section (D) of Schedule 6.1 to the Agreement, including as amended by this Amendment No. 1.

(d)        No later than thirty (30) calendar days after the Amendment No. 1 Effective Date, Bank will pay to SSI a one-time lump sum amount of [****] dollars ($[****]) in respect of amounts due and owing by Bank to Stage under the Agreement that accrued during calendar year 2012 and through January 31, 2013 under Section (D) to Schedule 6.1 of the Agreement, prior to amendment by this Amendment No. 1.  Subject to the preceding provisions of this Section 2(d), SSI waives all rights to any further compensation from Bank pursuant to Section (D) of Schedule 6.1 of the Agreement arising out of fees that are included in Ancillary Income under Section (D) of Schedule 6.1 to the Agreement prior to amendment by this Amendment No. 1 but that is not included as Ancillary Income under Section (D) of Schedule 6.1 to the Agreement as amended by this Amendment No. 1. For clarity, the [****] dollars ($[****]) paid to SSI by Bank pursuant to this Section 2(d) shall not be included in any calculation of an Annual Portfolio Performance Bonus pursuant to Section (E) of Schedule 6.1 of the Agreement.

3.         Service Level Modifications.  The parties hereby agree that the first Service Level Standard (Plastics Issuance) set forth in the Non-Critical SLA chart set forth in Schedule 3.8(c) to the Agreement is hereby replaced and superseded in its entirety with the following Service Level Standard:

2

#	Service Level Standard	Non-Critical SLA
1	Plastics Issuance	[****]% of plastics mailed within 4 Business Days of application decisioning; [****]% of plastics mailed within 7 Business Days of application decisioning (monthly average)

4.         Card Reissuance. The parties hereby agree that paragraph 3 of Schedule 2.4(c) of the Agreement is hereby deleted and superseded its entirety with the following paragraph 3 on Schedule 2.4(c) of the Agreement:

"Fund the redesign and reissuance of the Credit Card plastics for each Stage Nameplate three (3) times during the Term:  (i) first, within the twelve (12) month period beginning on the Effective Date, (ii) second, during the calendar year 2015, but in any case before November of 2015, and (iii) third, during the calendar year 2018, but in any case before November of 2018 or at such other time as agreed by the parties.  However, the Steele's brand shall not be  included in the first such reissuance.  Each such re-issuance shall include substantially all Cardholders who have made a Purchase using an Account during the eighteen (18) month period immediately prior to the re-issuance (excluding a control population of such Cardholders).  Bank will also test re-issuance to Cardholders who have not made a Purchase using an Account during the eighteen (18) month period immediately prior to the re-issuance but who have made a Purchase using an Account during the six (6) month period beginning eighteen (18) months immediately prior to the re-issuance and ending twenty-four (24) months immediately prior to the re-issuance."

5.         General.  This Amendment No. 1 shall not be changed, modified or amended except in writing and signed by both of the parties hereto.  Except as specifically amended in this Amendment No. 1, the provisions of the Agreement remain unaffected and in full force and effect.  The provisions of this Amendment No. 1 shall prevail in the event of any conflict between the provisions hereof and the provisions of the Agreement.

            IN WITNESS WHEREOF, SSI and Bank have executed this Amendment No. 1 in manner and form sufficient to bind them as of the Amendment No. 1 Effective Date.

STAGE STORES, INC.	COMENITY BANK (formerly known as WORLD FINANCIAL NETWORK BANK)
By: /s/ Oded Shein	By: /s/ John J. Coane
Print Name: Oded Shein	Print Name: John J. Coane
Title: EVP – CFO	Title: VP & CFO